Exhibit 99.1

JOINDER AGREEMENT

This JOINDER AGREEMENT (the “Joinder”) is dated as of May 25, 2023, by and among Camac Fund, LP, Camac Partners, LLC, Camac Capital, LLC, Eric Shahinian, Michael G. Hacke and Chris McIntyre (collectively, the “Existing Members”), and McIntyre Partnerships, LP, McIntyre Capital GP, LLC, McIntyre Capital Management, LP and McIntyre Capital Management GP, LLC (collectively, the “New Members”).

WHEREAS, the Existing Members are parties to that certain Joint Filing and Solicitation Agreement, dated as of February 17, 2023 (the “Agreement”), pursuant to which the Existing Members formed a “group” (as contemplated by Section 13(d) of the Securities Exchange Act of 1934, as amended) for the purpose of (i) soliciting proxies for the election of certain persons nominated for election (including those nominated by Camac (as defined in the Agreement)) to the Board of Directors of Forte Biosciences, Inc., a Delaware corporation (the “Company”), at the 2023 annual meeting of stockholders of the Company, (ii) taking such other actions as the parties deem advisable and (iii) taking all other action necessary or advisable to achieve the foregoing; and

WHEREAS, the New Members desire to join the Group (as defined in the Agreement) formed by the Existing Members and the Existing Members desire to admit the New Members to such Group.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

1.       Effective immediately, the New Members are joined as parties to the Agreement.

2.       The New Members agree to be bound by the terms of the Agreement, including the obligations of a member of the Group, the terms of which are incorporated herein and made a part hereof.

3.       This Joinder may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

[Signatures appear on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed as of the day and year first above written.

CAMAC FUND, LP

By:	Camac Capital, LLC its General Partner

By:	/s/ Eric Shahinian
	Name:	Eric Shahinian
	Title:	Manager

CAMAC PARTNERS, LLC

By:	Camac Capital, LLC its Managing Member

By:	/s/ Eric Shahinian
	Name:	Eric Shahinian
	Title:	Manager

CAMAC CAPITAL, LLC

By:	/s/ Eric Shahinian
	Name:	Eric Shahinian
	Title:	Manager

/s/ Eric Shahinian
Eric Shahinian
Individually and as attorney-in-fact for Michael G. Hacke

MCINTYRE PARTNERSHIPS, LP

By:	McIntyre Capital GP, LLC its General Partner

By:	/s/ Chris McIntyre
	Name:	Chris McIntyre
	Title:	Managing Member

MCINTYRE CAPITAL GP, LLC

By:	/s/ Chris McIntyre
	Name:	Chris McIntyre
	Title:	Managing Member

MCINTYRE CAPITAL MANAGEMENT, LP

By:	McIntyre Capital Management GP, LLC its General Partner

By:	/s/ Chris McIntyre
	Name:	Chris McIntyre
	Title:	Managing Member

MCINTYRE CAPITAL MANAGEMENT GP, LLC

By:	/s/ Chris McIntyre
	Name:	Chris McIntyre
	Title:	Managing Member

/s/ Chris McIntyre
Chris McIntyre